Exhibit 99.1

Press Release

RTI Surgical® Shareholders Approve Paradigm Spine Acquisition

ALACHUA, FLA., March 7, 2019 – RTI Surgical, Inc. (Nasdaq: RTIX), a global surgical implant company, today announced its shareholders have voted to approve completion of the company’s previously announced acquisition of Paradigm Spine, LLC, a leader in motion preservation and non-fusion spinal implant technology. The final voting results have been disclosed on a Form 8-K filed with the Securities and Exchange Commission. RTI Surgical anticipates closing the acquisition on Friday, March 8, 2019.

“We are pleased RTI’s shareholders have given their strong support for our acquisition of Paradigm Spine,” said Camille Farhat, President and CEO, RTI Surgical. “With shareholder approval secured, we look forward to closing the acquisition and strengthening our spine portfolio with the addition of the coflex® Interlaminar Stabilization® device. Coflex is a differentiated and minimally invasive motion preserving stabilization implant that is FDA PMA-approved for the treatment of moderate to severe lumbar spinal stenosis (LSS) in conjunction with decompression. This milestone represents another advance in RTI’s strategic transformation to reduce complexity, drive operational excellence and accelerate growth.”

About RTI Surgical, Inc.

RTI Surgical is a leading global surgical implant company providing surgeons with safe biologic, metal and synthetic implants. Committed to delivering a higher standard, RTI’s implants are used in sports medicine, general surgery, spine, orthopedic and trauma procedures and are distributed in nearly 50 countries. RTI has four manufacturing facilities throughout the U.S. and Europe. RTI is accredited in the U.S. by the American Association of Tissue Banks and is a member of AdvaMed. For more information, please visit www.rtix.com. Connect with us on LinkedIn and Twitter.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, except for historical information, any statements made in this communication about anticipated financial results, growth rates, new product introductions, future operational improvements, gaining market share and results or regulatory actions or approvals or changes to agreements with distributors also are forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties, including the risks described in public filings with the U.S. Securities and Exchange Commission (SEC). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov.

MEDIA AND INVESTOR CONTACT:

Molly Poarch

mpoarch@rtix.com

+1 224 287 2661